Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-234393 on Form S-3D, and Registration Statements Nos. 333-212876, 333-223619, and 333-245566 on Form S-8, of our report dated March 12, 2021, relating to the financial statements of Phillips Edison & Company, Inc. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
March 12, 2021